EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 4, 1998 (with respect to Note H March 26, 1998 and Note N March 28, 1998) on our audit of the financial statements of Capital Growth Holdings, Ltd. (now known as MicroCap Financial Services.com, Inc.), a Delaware corporation, as of December 31, 1997 and for the year ended December 31, 1997 and for the period February 26, 1996 (inception) through December 31, 1996.

Richard A. Eisner & Company, LLP

New York, New York
February 10, 1999